                                    AGREEMENT

                                     between

                    RANDGOLD AND EXPLORATION COMPANY LIMITED
                        (Registration No: 1992/005642/06)

                                       and

                         CONTINENTAL GOLDFIELDS LIMITED
                         (Registration No: 13009125651)

                                TABLE OF CONTENTS

1.   INTERPRETATION AND PRELIMINARY                                           2

2.   PAYMENT OF THE RANDGOLD CLAIM                                            3

3.   TRANSFER OF THE SIMMER AND JACK SHARES                                   3

4.   WARRANTIES AND REPRESENTATIONS                                           4

5.   THE SECURITY SHARES                                                      4

6.   BREACH                                                                   4

7.   ARBITRATION                                                              5

8.   WHOLE AGREEMENT                                                          8

9.   SEVERABILITY                                                             8

10.  NO ASSIGNMENT                                                            8

11.  CONFIDENTIALITY AND PUBLICITY                                            9

12.  CHOICE OF LAW                                                            9

                                                                          Page 2

INTERPRETATION AND PRELIMINARY

     The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears --

     1.1  words importing -

          1.1.1  any one gender include the other two genders;

          1.1.2  the singular include the plural and vice versa; and

          1.1.3  natural persons include created entities (corporate or unincorporate) and the state and vice versa;

     1.2  the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely

          1.2.1  "agreement" means this agreement;

          1.2.2  "Continental Goldfields" means Continental Goldfields Limited, with registration number: 13009125651, being a company
                 incorporated and carrying on business in accordance with the company laws of Australia;

          1.2.3  "effective date" means 10 July 2003;

          1.2.4  "loan agreement" means the loan agreement concluded by and between Randgold and Continental Goldfields on 14 September
                 2000;

          1.2.5  "Randgold" means Randgold and Exploration Company Limited, with registration number: 1992/005642/06, being a company
                 incorporated and carrying on business in accordance with the company laws of the Republic of South Africa;

          1.2.6  "Randgold claim" means the claim of Randgold against
                 Continental Goldfields in an amount of R13,831,469.18, it being

                                                                          Page 3

                 recorded that the Randgold claim is the claim of Randgold
                 against Continental Goldfields under the loan agreement;

          1.2.7  "security shares" means 80 000 000 (eighty million) ordinary shares of 2 cents each in the issued ordinary share capital of
                 Simmer and Jack, it being recorded that:

                 1.2.7.1  the Simmer and Jack shares are part of the security shares;

                 1.2.7.2  the registered and beneficial holder of the security shares is Continental Goldfields;

          1.2.8  "signature date" means the date on which the last of the signatures was affixed to this agreement;

          1.2.9  "Simmer and Jack" means Simmer and Jack Mines, Limited, with registration number: 1924/007778106, being a company
                 incorporated and carrying on business in accordance with the company laws of Australia;

          1.2.10 "Simmer and Jack shares" means 40,000,000 (forty million)
                 ordinary shares of 2 cents each in the issued ordinary share capital of Simmer and Jack.

          1.2.11 "Closing date" means fourteen (14) days after signature.

2.   PAYMENT OF THE RANDGOLD CLAIM

     2.1  Continental Goldfields is indebted to Randgold under and by virtue of the loan agreement in an amount equal to the Randgold claim.

     2.2  The Randgold claim is due and payable.

     2.3  Randgold and Continental Goldfields hereby agree that Continental
          Goldfields will settle the Randgold claim by Continental Goldfields transferring the Simmer and Jack shares to Randgold as contemplated in clause 3.

3.   TRANSFER OF THE SIMMER AND JACK SHARES

     On the closing date, representatives of the parties shall meet at the domicilium of Randgold. At that meeting Continental Goldfields shall deliver to Randgold the share certificates in respect of the Simmer and
     Jack shares, together with declarations for the transfer thereof in blank as to transferee, duly signed by Continental Goldfields/registered holders complying in all respects with the provisions of the articles of association of Simmer and Jack and Australian law.

4.   WARRANTIES AND REPRESENTATIONS

     Continental Goldfields hereby warrant that on the effective date:

     4.1  Continental Goldfields will be entitled and able to give free and unencumbered title of the Simmer and Jack shares to Randgold;

     4.2  no person will have any right (including any option or right of first refusal) to acquire any of the Simmer and Jack shares;

     4.3  Continental Goldfields will be the sole beneficial owner of the Simmer and Jack shares.

     4.4  The Simmer and Jack shares will be part of the issued shares of Simmer and Jack listed on the JSE Securities Exchange South Africa.

5.   THE SECURITY SHARES

     5.1  Randgold as at the signature date holds the security shares as security for the Randgold claim.

     5.2  Against the transfer of the Simmer and Jack shares, Randgold shall release the remainder of the security shares to Continental
          Goldfields.

6.   BREACH

     If any party breaches any of the provisions of this agreement ("defaulting party"), then, without prejudice to any remedy in favour of the innocent party ("innocent party") arising from such breach, the innocent party shall be entitled to apply for:

     6.1  an order of specific performance against the defaulting party; and/or

     6.2  an interdict against the defaulting party; and/or

                                                                          Page 5

     6.3  damages from the defaulting party,

     subject always to the condition that in the event that Continental
     Goldfields and/or Simmer and Jack are the innocent parties, Continental
     Goldfields and/or Simmer and Jack shall not be entitled to cancel this agreement.

7.   ARBITRATION

     7.1  Save in respect of those provisions of the agreement which provide for their own remedies which would be incompatible with arbitration, a dispute which arises in regard to

          7.1.1  the interpretation of; or

          7.1.2  the carrying into effect of; or

          7.1.3  any of the parties' rights and obligations arising from; or

          7.1.4  the termination or purported termination of or arising from the termination of; or

          7.1.5  the rectification or proposed rectification of,

          this agreement, or out of or pursuant to this agreement or on any matter which in terms of this agreement requires agreement by the parties, (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction) shall, subject to the provisions of clause 7.2, be submitted to and decided by arbitration.

     7.2  Upon the happening of a dispute, prior to the dispute being submitted to and decided by arbitration, the parties undertake to negotiate in good faith with the other in regard to the dispute for a period of 2
          (two) business days ("two day period"), it being agreed that either party may address a written notice to the other to record the commencement of the two day period. In the event that the parties do not reach agreement by the conclusion of the two day period in regard to the dispute, the negotiations shall be deemed to have been concluded and the said dispute shall be submitted (by either of the parties) to and decided by arbitration as contemplated in this clause 7.

     7.3  That arbitration shall be held--

                                                                          Page 6

          7.3.1  with only the parties and their representatives other than legal representatives, present thereat;

          7.3.2  at CapeTown.

     7.4  It is the intention that the arbitration shall, where possible, be held and concluded in 21 (twenty one) business days after it has been demanded. The parties shall use their best endeavours to procure the expeditious completion of the arbitration.

     7.5  Save as expressly provided in this agreement to the contrary, the arbitration shall be subject to the arbitration legislation for the time being in force in South Africa.

     7.6  The arbitrator shall be, if the matter in dispute is principally--

          7.6.1  a legal matter, an impartial practising advocate of not less than 10 (ten) years' standing, or an impartial admitted
                 attorney of not less than 10 (ten) years' standing:

          7.6.2  an accounting matter, an impartial practising chartered accountant of not less than 10 (ten) years' standing;

          7.6.3  any other matter, an independent person agreed upon between the parties.

     7.7  If the parties fail to agree on an arbitrator within 10 (ten) days after the arbitration has been demanded, the arbitrator shall be nominated, at the request of either of the parties by the President
          (or his nominee) for the time being of the Cape of Good Hope Law
          Society (or its successor body). If that person fails or refuses to make the nomination, either party may approach the High Court of South
          Africa to make such an appointment. To the extent necessary, the court is expressly empowered to do so.

     7.8  If the parties fail to agree whether the dispute is of a legal, accounting or other nature within 5 (five) business days after the arbitration has been demanded, it shall be considered a matter referred to in clause 7.6.1.

     7.9  The arbitrator shall have the fullest and freest discretion with regard to the proceedings save that he shall be obliged to give his award in writing fully

                                                                          Page 7

          supported by reasons. His award shall be final and binding on the parties to the dispute.

     7.10 Furthermore the arbitrator -

          7.10.1 may by notice to the parties within 7 (seven) business days after his appointment, dispense wholly or in part with formal submissions or pleadings provided that the parties are given the opportunity to make submissions;

          7.10.2 shall determine the applicable procedure and shall not be bound by strict rules of evidence;

          7.10.3 shall allow any party to the arbitration to call any witnesses he determines and shall permit cross examination of witnesses;

          7.10.4 may, in addition to any other award he may be able to make, award interest with effect from any date, and on any other basis he considers appropriate in the circumstances;

          7.10.5 shall make such order as to costs as he deems just.

     7.11 Either party shall be entitled to have the award made an order of court of competent jurisdiction.

     7.12 Any dispute shall be deemed to have been referred or subjected to arbitration hereunder when either party gives written notice to the other of the dispute, demands an arbitration and requests agreement on an arbitrator.

     7.13 The provisions of this clause are severable from the rest of this agreement and shall remain in effect even if this agreement is terminated for any reason.

     7.14 The parties shall keep the evidence in the arbitration proceedings and any order made by any arbitrator confidential unless otherwise contemplated herein.

     7.15 The arbitrator shall have the power to give default judgment if any party fails to make submissions on due date and/or fails to appear at the arbitration.

                                                                          Page 8

8.   WHOLE AGREEMENT

     8.1  This agreement constitutes the whole agreement between the parties relating to the subject matter hereof.

     8.2  No amendment or consensual cancellation of this agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this agreement and no extension of time, waiver or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties. Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

     8.3  No extension of time or waiver or relaxation of any of the provisions or terms of this agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

     8.4  To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

9.   SEVERABILITY

     Any provision in this agreement which is or may become illegal, invalid or unenforceable in any jurisdiction affected by this agreement shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be treated pro non scripto and severed from the balance of this agreement, without invalidating the remaining provisions of this agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.  NO ASSIGNMENT

                                                                          Page 9

     None of the parties shall be entitled to cede and delegate any or all of their rights and obligations under this agreement to any third party.

11.  CONFIDENTIALITY AND PUBLICITY

     Any information obtained by any of the parties to this agreement in terms, or arising from the implementation, of this agreement shall be treated as confidential by the other parties and shall not be used, divulged or permitted to be divulged to any person not being a party to this agreement, without the prior written consent of the other parties save that any information which is required to be furnished by law or by existing contract or by any stock exchange on which the shares of any of the parties to this agreement are listed may be so furnished;

12.  CHOICE OF LAW

     This agreement shall be governed and interpreted by the substantive laws of
     South Africa (and if the prescription laws of the Republic of South Africa are not considered to be substantive laws thereof, by the prescription laws as well), provided that if the major part of the agreement is to be performed outside the Republic of South Africa, no laws of the Republic of
     South Africa which promote competition in the Republic of South Africa shall govern.

                                                                         Page 10

SIGNED by the parties and witnessed on the following dates and at the following places respectively:

DATE                 PLACE            WITNESS                    SIGNATURE

                                                                 For: RANDGOLD AND
                                                                      EXPLORATION COMPANY
                                                                      LIMITED

11 December 2003     Johannesburg     1. /s/ R van Straaten      /s/ R.B.Kebble
                                         ------------------      ----------------------------
                                                                 (The signatory who warrants
                                                                  that he is duly authorised)

                                      2. /s/ C.Salmon
                                         ------------------

                                                                  R Kebble
                                                                 (print name)

                                                                 For: CONTINENTIAL
                                                                 GOLDFIELDS LIMITED

11 December 2003     Johannesburg
                                      1. /s/ R Van Straaten      /s/ J.Stratton
                                         ------------------      ----------------------------
                                                                 (The signatory who warrants
                                                                  that he is duly authorised)

                                      2. /s/ C.Salmon
                                         ------------------

                                                                 J Stratton
                                                                 (print name)